EXHIBIT (h)(3)



                      AMENDMENT NO. 2 TO SERVICES AGREEMENT

         This Amendment No. 2, dated as of the 14th day of August, 2000 made by and between Kelmoore Strategic Trust, a Delaware business trust (the "Trust") operating as a registered investment company under the Investment Company Act of 1940, as amended, and duly organized and existing under the laws of the State of Delaware and PFPC, Inc. (PFPC), a Delaware corporation (collectively, the "Parties").

         WHEREAS, the Parties originally entered into a Services Agreement dated May 3, 1999 (the "Agreement"), wherein PFPC agreed to provide certain services to the Trust; and

         WHEREAS, the Parties wish to amend the Agreement to provide of the addition of a separate series of the Trust;

         NOW, THEREFORE, in consideration of the premises and mutual covenants contained herein, the Parties hereto, intending to be legally bound, do hereby agree as follows:

         1.       To amend Schedule "A" in the form attached.

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                                                                      Schedule A
                                                                      ==========
                                                    (as amended August 14, 2000)

                               LIST OF PORTFOLIOS

                           Kelmoore Strategy(TM) Fund
                        Kelmoore Strategy (TM) Eagle Fund
                       Kelmoore Strategy(TM) Liberty Fund